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                                                                  EXHIBIT 10.33


                              EMPLOYMENT AGREEMENT


     THIS EMPLOYMENT AGREEMENT (this "Agreement") is made and entered into effective as of the 1st day of March, 1995, by and between Universal Seismic Associates, Inc., a Delaware corporation (the "Company"), and Ronald L. England, now residing at 1534 Morning Park Drive, Katy, Texas 77494 (the "Employee").

                              W I T N E S S E T H

     WHEREAS, the Employee is employed by the Company in an executive capacity, and the Company desires to ensure that the Employee will be available to provide executive services to the Company in the future, which services are significant to the Company's long range prospects; and

     WHEREAS, to induce the Employee to agree to provide such services, the Company is offering to provide the Employee with the compensation, benefits and security provided for in this Agreement.

     NOW, THEREFORE, in consideration of the covenants and agreements herein contained, the parties hereto agree as follows:

     1. Employment; Capacity: Term. The Company agrees to and does hereby employ the Employee, and the Employee agrees to and does hereby enter into the employ of the Company upon the terms and conditions set forth in this Agreement. Such employment shall be as Chief Financial officer of the Company with all powers and authority as are normally incident to such position, subject to the supervision of the Board of Directors of the Company. Such employment shall commence on the date hereof and shall continue through the last day of February, 1997, and shall extend and renew automatically for successive two (2) year terms unless the Employee or the Company shall terminate such employment by written notice of termination given to the other party at least 60 days prior to the expiration of the two (2) year term then in effect. Termination by either party, in accordance with the provisions of the preceding sentence, shall not require a statement of the reason or cause for such termination and shall not be deemed a breach or violation of the Agreement by the party giving such notice. As used in this Agreement, the phrase "term of this Agreement" shall be deemed to include the period subsequent to the date hereof and prior to termination of this Agreement; provided, however, such phrase shall not be construed as limiting the enforceability by either party of any rights which survive termination of this Agreement.

     2. Time and Effort; Absences. During the term of this Agreement, the Employee shall devote his time and attention during normal business hours to the business of the Company. The Employee shall not be restricted from performing services as a member of the Board of Directors, Board of Trustees or the like for non-profit or for profit entity whether or not the Employee receives compensation therefor or from investing his assets in such



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form or manner that may require some participation in the operation of the business of the entity in which such investments are made, provided that such services and participation do not unreasonably interfere with the ability of the Employee to perform the services and discharge the responsibilities required of him pursuant to this Agreement. The Employee shall be excused from rendering his services during reasonable vacation periods and during other reasonable temporary absences, all as authorized from time to time by the Board of Directors of the Company. At the date hereof, the Employee maintains his residence in Katy, Texas and performs services for the Company in Sugar Land, Texas; it is understood that without his consent the Employee will not be required to relocate to a different location to discharge his responsibilities under this Agreement.

     3. Corporate Offices. If elected, the Employee will serve, without additional compensation (except as otherwise provided by the Board of Directors of the Company), as an officer and director (or in either capacity) of the Company, its subsidiary Universal Seismic Acquisition, Inc., or any other subsidiary of the Company. It is anticipated that during the term of this Agreement Employee will serve as a director of the Company and its subsidiaries.

     4. Salary; Bonus; other Benefits. In consideration of the services and duties to be rendered and performed by the Employee during the term of this Agreement, including the assumption of the duties and responsibilities as an executive officer of the Company, the Company agrees to pay and provide for the Employee the compensation and benefits described below:

     (a) An annual salary, payable in equal semi-monthly installments, in the amount of not less than $72,000.00 or in such greater amount as may from time to tine be fixed by the Board of Directors of the Company. The annual salary shall never be reduced.

     (b) An annual incentive bonus in such amount as may from time to time be fixed by the Board of Directors.

     (c) An automobile of Employee's choosing which is reasonable and customary for the chief financial officer of a company of the size and nature of the Company, which the Company shall insure, maintain, service and fuel.

     (d) All payments and/or benefits under any pensions, profit-sharing, thrift, bonus, incentive, stock option or stock appreciation or other employee benefit plan, including any life insurance, accident, medical, disability, health or relocation plan or policy (all of which are included by reference to the term "Plan") maintained by the Company for its employees, generally, or for its senior executives, in particular, on the same basis and subject to the same requirements and limitations as may be made



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applicable to other senior executive employees of the Company. Nothing herein, however, shall be construed as limiting the right of the Employee to additional or other and greater benefits if the provisions of this Agreement obligate the Company to provide such other or greater benefits. In addition, the Company agrees that where credited service of the Employee for the Company is relevant in determining eligibility for or benefits under any Plan, the Employee's credited service for the Company shall be determined to include service for any parent, subsidiary or affiliate of the Company or for a predecessor of the Company.

     (e) Company shall provide directors and officers liability insurance coverages of the Employee with coverages and limits which are reasonable and customary for the chief financial officer of a company of the size and nature of the Company, and shall provide indemnification of the Employee to the maximum extent permitted by applicable law.

     5. Expenses. The Employee shall be reimbursed for out-of-pocket expenses reasonably incurred from time to time on behalf of the Company or any subsidiary or in the performance of his duties under this Agreement, upon the presentation of such supporting documents and forms as the Company shall reasonably request.

     6. Disability; Disability Benefit. In the event that the Employee is incapable because of physical or mental illness of rendering services of the character contemplated hereby, for a period of two consecutive months, the Board of Directors of the Company may determine that the Employee has become disabled. In the event of such a determination of disability, the Company shall have the continuing right and option while such disability continues by notice in writing to the Employee to terminate this Agreement effective 30 days after such notice of termination is so given, unless within such 30 day period, the Employee resumes rendering full-time services of the character contemplated hereby. The incapacity due to physical or mental illness to render the services of the character contemplated hereby shall not constitute a breach of this Agreement by the Employee.

     7. Death. If the Employee dies during the term of this Agreement, this Agreement will terminate.

     8. Severance Pay. If the employment of the Employee is terminated any time (a) by the Employee for Good Reason (as defined in Section 9) or (b) by the company for any reason other than for Cause (as hereafter defined) the Company shall (i) continue to pay to the Employee the full amount of Employee's then current annual salary and annual incentive bonus until the next succeeding December 31 as of which the Company could have terminated the Employee's employment pursuant to Section 1 without such termination constituting a breach or violation of this Agreement and, in addition, (ii) upon such termination, pay immediately to



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Employee an amount in cash equal to Employee's then current annual salary pursuant to Section 4(a) and the amount of the incentive bonus paid or payable for the immediately preceding year pursuant to Section 4(b). The Employer and the Employee agree that the purpose of these payments is to reinforce and encourage the continued loyalty, attention and dedication of the Employee to the Company's business and affairs without the concerns that normally arise from the possibility of a loss of employment security. Termination of the Employee's employment on account of his death or Retirement (as hereafter defined) will not be considered a termination of the Employee's employment by the Company and will not require the Company to pay and provide any severance pay or benefits pursuant to this Section 8. As used herein, the Terms "Retirement" and "Cause" shall have the following meanings, respectively:

     (a) Retirement. Termination of the Employee's employment on account of "Retirement" shall mean termination on the Employee's normal retirement date in accordance with the terms of any Employer maintained Plan (or any successor or substitute plan or plans of the Company or of any subsidiary of the Company under which the Employee may be a participant); and

     (b) Cause. Termination by the Company of the Employee's employment for "Cause" shall mean termination as a result of (i) the willful and continued failure by the Employee to perform substantially the services contemplated by this Agreement (other than any such failure resulting from the Employee's incapacity due to physical or mental illness), or (ii) the willful engaging by the Employee in gross misconduct which is materially and demonstrably injurious to the company; provided that no act, or failure to act, on the Employee's part shall be considered "willful" unless done, or omitted to be done, in bad faith and without reasonable belief that such action or omission was in, or not opposed to, the best interests of the company, or (iii) for a serious conduct violation specifically listed in Article IV., Conduct, page 9, of the Universal Seismic Associates, Inc. Employee Handbook in effect on January 1, 1995. It is also expressly understood that the Employee's attention to or engagement in matters not directly related to the business of the Company shall not provide a basis for termination for Cause if such attention or engagement is authorized by the terms of this Agreement or has otherwise been approved by the Board of Directors of the Company. Anything in this Agreement to the contrary notwithstanding the Employee's employment may not be terminated for Cause (1) unless the Employee shall have failed to have corrected the failure or misconduct constituting such Cause within 30 days after having received written notice from not less than two (2) members of the Board of Directors of the Company specifying such failure or misconduct and the action that the Company requests the Employee take to remedy such failure or misconduct, and (2) unless and until there shall have been delivered to the Employee a copy of a resolution duly



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adopted by the affirmative vote of not less than three quarters of the entire membership of the Board at a meeting of the Board called and held for the purpose (after reasonable notice to the Employee and an opportunity for the Employee, together with his counsel, to be heard before the Board), finding that in the good faith opinion of the Board the Employee was guilty of the conduct set forth in clause (i), (ii) or (iii) of this subparagraph (b), specifying the particulars thereof in detail, that the Employee was given written notice to correct such failure or misconduct as provided above, and that Employee failed to have corrected such failure or misconduct within the 30 day period provided above.

     9. Termination by the Employee for Good Reason. The termination by the Employee of his employment for "Good Reason" shall be deemed a justifiable termination of his employment and shall excuse the Employee from the obligation to render services as provided in Section 2 hereof. As used herein, the terms "Good Reason" shall mean:

     (a) a change in the Employee's status, title or positions) as an officer of the Company which, in his reasonable judgment, does not represent a promotion from or enhancement of his status, title and position as an executive officer, or the assignment by the Board of Directors of the Company to the Employee of any duties or responsibilities which, in his reasonable judgment, are inconsistent with such status, title or position, or any removal of the Employee from or any failure to reappoint or reelect him to such position, except in connection with a justifiable termination by the Company of the Employee's employment for Cause or on account of disability, the Retirement or death of the Employee or the termination by the Employee of his employment other than for Good Reason;

     (b) a reduction in the employee's annual salary or a failure by the Company to pay to the Employee any installment of the annual salary or incentive bonus required pursuant to Section 4, which failure continues for a period of 20 days after written notice thereof is give by the Employee to the Company;

     (c) the failure by the Company to adopt, continue or maintain in effect, any Plan or benefit which is required to be provided by the Company pursuant to this Agreement (unless the Company provides the Employee with the equivalent or at lease substantially similar benefits under one or more other Plans) other than as a result of the normal expiration of such Plan; or the taking of any action or the failure to act by the Company, which could adversely affect the Employee's continued participation in any such Plan(s) or the ability of the Employee to enjoy or realize upon any material benefit intended, or which could materially reduce the Employee's benefits under any such Plan(s) or deprive him of any material benefit then enjoyed by the Employee;



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     (d)  the Company's requiring the Employee to be based anywhere other than in Sugar Land, Texas or an area within a radius of 25 miles thereof, except for required travel on the Company's business to an extent substantially consistent with the business travel obligations which the Employee undertook on behalf of the Company prior to such required change;

     (e) the failure by the Company to obtain the assumption of this Agreement by any successor (other than by merger or consolidation) as contemplated in
Section 12;

     (f) the Company sells all or substantially all of the assets of the Company or the purchase of a majority of the issued and outstanding stock of the Company (other than the sale of assets to or purchase of stock by subsidiaries, affiliates, employees or then existing stockholders of the Company), or a change in effective control of the Company;

     (g) any purported termination by the Company of the Employee's employment which is not effected pursuant to a Notice of Termination satisfying the requirements of Section 10, or which is not justified as a termination of the Employee's employment based on Cause; and for purposes of this Agreement, no such purported termination shall be effective; or

     (h) any refusal by the Company to allow the Employee to attend to matters or engage in activities not directly related to the business of the Company which is permitted by this Agreement or which, prior thereto, was permitted by the Board of Directors of the Company.

     10. Notice of Termination. Any purported notice of termination of the Employee's employment (other than a notice given by either party pursuant to Section 1) shall be communicated in a writing delivered to the other party as provided in Section 14 (hereinafter a "Notice of Termination"). For purposes of this Agreement a "Notice of Termination" shall mean a notice which specifies the termination provision relied upon by the party giving such notice and shall set forth in detail such facts and circumstances claimed by such party to provide a justified basis for termination of the Employee's employment under the provisions) so indicated.

     11. Certain Proprietary Rights. Employee agrees to and hereby does assign to the Company all his right, title and interest in and to all inventions, whether or not patentable, which are made or conceived solely or jointly by him:

     (a) At any time during the term of his employment by the Company it such inventions were made or conceived while Employee was employed in an executive, managerial, planning, technical research or engineering capacity (including development, manufacturing systems, applied science and sales) with the Company;



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     (b)  During the course of or in connection with his duties during the term of this Agreement; or

     (c)  With the use of time or materials of the Company.

     Employee agrees to communicate to the Company or its representatives all facts known to him concerning such inventions, to sign all rightful papers, make all rightful oaths and generally to do everything possible to aid the Company in obtaining and enforcing proper patent protection for all such inventions in all countries and in vesting title to such invention and patents in the company. For the purpose of this Agreement, the subject matter of any application for patent naming Employee as a sole or joint inventor filed during the course of employment or within one year subsequent to the termination thereof shall be deemed to be an invention made or conceived by him during the course of his employment by the Company and assignable to the Company hereunder, unless the Employee established by a preponderance of the evidence that such invention was made or conceived by him subsequent to termination of his employment hereunder. At the Company's request (during or after the term of this Agreement) and expense, the Employee will promptly execute a specific assignment of title to the Company, and perform any other acts reasonable necessary to implement the foregoing assignment.

     12. Binding Effect. This Agreement shall be binding upon and inure to the benefit of:

     (a) The Company, and any successors or assigns of the Company, whether by way of a merger or consolidation, or liquidation of the Company, or by way of the Company selling all or substantially all of the assets of the Company, or a division thereof, to a successor entity; however, in the event of the assignment by the company of this Agreement, the Company shall nevertheless remain liable and obligated to the Employee in accordance with the terms hereof; and

     (b) The Employee, his estate, his executors, administrators, heirs and beneficiaries.

     13. Expenses Relating to Enforcement of Rights. If either party shall successfully seek to enforce any provision of this Agreement or to collect any amount claimed to be due hereunder, such successful party shall be entitled to be reimbursed by the other party for any and all out-of pocket expenses, including reasonable attorneys' fees, incurred in connection with such enforcement and/or collection.




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     14.  Notices. Any notice or other communication required or permitted hereunder shall be in writing or by telex, telephone or facsimile transmission with subsequent written confirmation, and may be personally served or sent by United States mail, certified mail return receipt requested, addressed to the respective parties at the addresses stated opposite each party's name on the signature page hereof or to such other addresses as they shall designate hereafter in writing from time to time.

     15. Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Texas.

     16. Disputes; Arbitration. All disputes of any nature whatsoever arising out of or relating to this Agreement, whether in contract or in tort, shall be submitted to binding arbitration at Houston, Texas under the Texas General Arbitration Law. All arbitration proceedings shall be heard and determined by a panel of three arbitrators. Each party shall appoint one arbitrator and the two arbitrators so appointed shall select the third. The arbitrators shall hold oral hearings at the request of either party. The prevailing party in any arbitration proceedings may be awarded its or his costs and reasonable attorneys' fees. Any award of the arbitrators shall be final, and may be entered in any court having jurisdiction.

     17. Entire Agreement. This document contains or refers to the entire arrangement or understanding between the parties relating to the Employee or the Company. This Agreement contains the entire arrangement or understanding between the Employee and the Company relating to the employment of the Employee by the Company. No provision of the Agreement may be modified or amended except by an instrument in writing signed by or for both parties hereto.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

The address of the Company is:              COMPANY:

12999 Jess Pirtle Blvd.
Sugar Land, Texas 77478-2851
                                             By: /s/ MICHAEL J. PAWELEK
                                                --------------------------------
                                             Name: Michael J. Pawelek
                                             Title: President
                                             Signed by Direction of the
                                             Board of Directors by
                                             Resolution dated effective
                                             March 1, 1995


the Address of Employee is:                  EMPLOYEE:

1534 Morning Park Drive
Katy, Texas 77494                            /s/ RONALD L. ENGLAND
                                             -----------------------------------
                                                 Ronald L. England



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